                                 Exhibit 11.1

                             Bancorp Hawaii, Inc.
             Statement Regarding Computation of Per Share Earnings
                            Years Ended December 31


                                                            Fully
                                             Primary       Diluted
                                           ------------  ------------

1995

Net Income                                 $121,800,000  $121,800,000
                                           ============  ============
Daily Average Shares Outstanding             41,662,939    41,662,939
Shares Assumed Issued for Stock Options         364,517       399,005
                                           ------------  ------------
                                             42,027,456    42,061,944
                                           ============  ============
Earnings Per Common Share and
  Common Share Equivalents                        $2.90         $2.90
                                           ============  ============

1994

Net Income                                 $117,738,000  $117,738,000
                                           ============  ============
Daily Average Shares Outstanding             42,356,253    42,356,253
Shares Assumed Issued for Stock Options         468,278       468,278
                                           ------------  ------------
                                             42,824,531    42,824,531
                                           ============  ============
Earnings Per Common Share and
  Common Share Equivalents                        $2.75         $2.75
                                           ============  ============

1993

Net Income                                 $132,567,000  $132,567,000
                                           ============  ============
Daily Average Shares Outstanding             42,413,637    42,413,637
Shares Assumed Issued for Stock Options         554,153       554,153
                                           ------------  ------------
                                             42,967,790    42,967,790
                                           ============  ============
Earnings Per Common Share and
  Common Share Equivalents                        $3.09         $3.09
                                           ============  ============

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